Exhibit 10.16

INTEGRATED ELECTRICAL SERVICES, INC.

1800 WEST LOOP SOUTH, SUITE 500

HOUSTON, TEXAS 77027

[Date]

Restricted Stock Grant Agreement

«Optionee Name»

«Optionee Address»

«Optionee Address»

Dear «Optionee Name»:

Integrated Electrical Services, Inc. (the “Company”) is pleased to inform you that you have been granted restricted shares of Integrated Electrical Services, Inc. common stock under the 1999 Incentive Compensation Plan.

1. Restricted Stock Grant Number

    Grant Date

    Grant Price Per Share

    Total Number of Shares Granted

2. These shares will vest in two installments —                 shares on                      and              shares on                      provided that you are still employed by IES or one of its subsidiaries on those dates. The shares will be issued as soon as practical but will remain subject to forfeiture as described in item #5.

3. The shares are not transferable by you, other than by will or laws of descent and distribution, until they vest.

4. If your employment with IES or one of its subsidiaries ceases before a date for vesting of shares, other than because of death, your disability as determined by IES or because there is a “Change of Control” of IES (as this term is defined in the 1999 Incentive Compensation Plan), then you will forfeit any shares that have not yet vested. If your employment ceases because of your death, your disability as determined by IES or a Change of Control of IES, you or your heirs will still be entitled to receive these shares.

5. Upon vesting of these shares of common stock, the Company must receive any amount it is required to withhold under applicable tax laws and regulations, and the Company is authorized to withhold from any compensation payable to you any tax required to be withheld. The Company is permitted to fulfill any other legal requirements prior to issuing the shares.

6. These shares will be issued to you under IES’ 1999 Incentive Compensation Plan, and their issuance is governed by this Plan and any determination made by the Compensation Committee of the IES Board of Directors.

7. This grant is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

By my signature below I hereby acknowledge receipt of this grant on the date shown above, which has been issued to me under the terms and conditions of the Plan and the terms and conditions attached hereto. I further agree to conform to all of the terms and conditions of the grant and the Plan. This grant agreement is effective after your signature and the subsequent counter signature of Integrated Electrical Services, Inc.

Signature:	Date:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	Date: